UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    Form 10-12G

                  GENERAL FORM FOR REGISTRATION OF SECURITIES OF
                              SMALL BUSINESS ISSUERS

         Under Section 12(b) or (g) of the Securities Exchange Act of 1934


                       TOTALSOFT ACQUISITION GROUP, INC.
		----------------------------------------------
                (Name of Small Business Issuer in its charter)



                   California                                26-2546539
	-------------------------------		      -----------------------
        (State or other jurisdiction of               (I.R.S. Employer
         Incorporation or organization                 Identification Number)


         	1522 W. Manchester Ave. Los Angeles, California 90047
	 	-----------------------------------------------------
          	 (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: (323)971-6063



            Securities to be registered under Section 12(b) of the Act:

                                     	None

            Securities to be registered under Section 12(g) of the Act:

                     	Common Stock, no par value per share
			------------------------------------
                               	  (Title or class)

ITEM 1.   BUSINESS . . . . . . . . . . . . . . . . . . . . . .          3

ITEM 1A.  RISK FACTORS . . . . . . . . . . . . . . . . . . . .          6

ITEM 2.   FINANCIAL INFORMATION. . . . . . . . . . . . . . . .          9

ITEM 3.   PROPERTIES . . . . . . . . . . . . . . . . . . . . .          9

ITEM 4.   SECURITY OWNERSHIP OF CERTAIN
          BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . . .          9

ITEM 5.   DIRECTORS AND EXECUTIVE OFFICERS . . . . . . . . . .         10

ITEM 6.   EXECUTIVE COMPENSATION . . . . . . . . . . . . . . .         11

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . .         12

ITEM 8.   LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . .         12

ITEM 9.   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
          MATTERS . . . . . . . . . . . . . .. . . . . . . . .         12

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES . . . . . . .        13

ITEM 11.  DESCRIPTION OF REGISTRANT'S
          SECURITIES TO BE REGISTERED . . . . . . . . . . . . .        14

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS  . . . . .         15

ITEM 13.  FINANCIAL STATEMENTS AND
          SUPPLEMENTARY DATA . . . . . . . . . . . . . . . . .         16

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
          ON ACCOUNTING AND FINANCIAL DISCLOSURE . . . . . . .         23

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS . . . . . . . . . .        23

SIGNATURES

ITEM 1. BUSINESS

BUSINESS DEVELOPMENT

      TOTALSOFT ACQUISITION GROUP, INC. ("TOTALSOFT" or the "Company"), was incorporated on May 17, 2008 in the State of California, to engage in any lawful corporate undertaking, including, but not limited to, selected Mergers and Acquisitions. Pursuant to the Articles of Incorporation, the Company is authorized to issue 10,000,000 shares of common stock at no par value. Each holder of common stock shall be entitled to one vote for each share of common stock held. As of May 31, 2008, there are 9,500,000 shares of common stock outstanding.

     The Company has been in the development stage since inception and has no operations to date. Other than issuing shares to its shareholder, the Company has not commenced any operational activities. As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors of the Company has elected to commence implementation of the Company's principal business purpose, described below.

GENERAL BUSINESS PLAN

     The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See ITEM 2 "FINANCIAL INFORMATION." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

     The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     The Company may advertise and promote the Company in newspaper, magazines and on the internet. The Company has not yet prepared any notices or advertisement.

      The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for Incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of amplifiable statutes), for all shareholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

      The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's or 10-K's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, Mark H. Rhynes, who may not be considered a professional business analyst. Mark H. Rhynes, President of the Company will be the key person in the search, review and negotiation with potential acquisition or merger candidates. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's officer and director, or by the Company's shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors. Officers and directors of the Company do not expect to meet personally with management and key personnel of the business opportunity as part of their investigation due to lack of capital. To the extent possible, the Company intends to utilize written reports and investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

     Mark H. Rhynes has limited experience in managing companies similar to the Company and shall rely upon his own efforts and, to a much lesser extent, the efforts of the Company's shareholder, in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidates, as the Company has no cash assets with which to pay such obligation. There have been no contracts or agreements with any outside consultants and none are anticipated in the future.

     The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

     It is anticipated that the Company will incur nominal expenses in the implementation of its business plan described herein. Because the Company has no capital with which to pay these anticipated expenses, Mark H. Rhynes agreed to pay these charges with his personal funds, as interest free advances to the Company. However, the only opportunity which management has to have these advances repaid will be from a prospective merger or acquisition candidate. Management has agreed that the repayment of any advances made on behalf of the Company will not impede, or be made conditional in any manner, to consummation of a proposed transaction.

     The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as a reporting public company. Any business combination or transaction may potentially result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

      The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any offering of the Company's securities, either debt or equity, until such time as the Company has successfully implemented its business plan described herein. Relevant thereto, Mark H. Rhynes, the primary shareholder of the Company, has expressed his intention that he has no plan to sell his respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company, and he has also expressed his intention not to sell his shares unless the shares are subsequently registered or if an exemption from registration is available.

ITEM 1A. RISK FACTORS

     NO OPERATING HISTORY, REVENUE AND ASSETS. The Company has no operating history nor any revenues or earnings from operations. The Company has little or no tangible assets or financial resources. The Company will, in all likelihood, continue to sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

     SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

      STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES. Transferability of the shares of Common Stock of the Company is very limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the initial sale and subsequent resale of securities of "blank check" companies such as the company within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, would not register the securities of the Company for sale or resale in their states. Because of these regulations, the Company currently has no plan to register any securities of the Company with any state. To ensure that any state laws are not violated through the resale of the securities of the Company, the Company will refuse to register the transfer of any securities of the Company, to residents of any state, which prohibit such resale or if no exemption is available for such resale. It is not anticipated that a secondary trading market for the Company's securities will develop in any state until subsequent to consummation of a business combination, if at all.

     SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisition of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

      NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO STANDARDS FOR BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no signifying operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

     CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY. While seeking a business combination, Mark H. Rhynes, President of the Company, anticipates devoting up to ten hours per month to the business of the Company. Mark H. Rhynes will be the only person responsible in conducting the day to day operations of the Company including searches, evaluations, and negotiations with potential merger or acquisition candidates. The Company has not entered into any written employment agreement with Mark H. Rhynes and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on Mark H. Rhynes. The loss of the services of Mark H. Rhynes would adversely affect development of the Company's business and its likelihood of continuing operations. See "ITEM 5 - DIRECTORS,EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

      CONFLICTS OF INTEREST - GENERAL. Mark H. Rhynes may in the future participate in business ventures which could be deemed to compete directly with the Company. Mark H. Rhynes is serving as an officer, broker, and director of a Financial Industry Regulatory Authority (FINRA) member firm, Herman, Alexis & Co., Inc. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's current and future officers or directors are involved in the management of any firm with which the Company transacts business.

      LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

     LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with a business opportunity. Consequently, the Company's activities may be limited to those engaged in by business opportunities which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     REGULATION. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any
violation   of  such  Act  would  subject  the  Company  to  material   adverse
consequences.

     PROBABLE CHANGE IN CONTROL AND MANAGEMENT. A business combination involving the issuance of the Company's common shares will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common shares held by them, or resign as members of the Board of Directors of the Company. The resulting change in control of the Company could result in the removal of Mark H. Rhynes and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

      POTENTIAL REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION. The Company's primary plan of operation is based upon a business combination with a private concern which, depending on the terms of a merger or acquisition, may result in the Company issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued common shares of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management of the Company.

      DISADVANTAGES OF BLANK CHECK OFFERING. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Company. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

     TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

     REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES. Section 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

ITEM 2. FINANCIAL INFORMATION

     The audited financial statements and related notes required by this Item 2 begin on page F-1, following Item 15 of this report.

ITEM 3. PROPERTIES

     The Company currently maintains a mailing address at 1522 West Manchester Ave., Los Angeles, California 90047. The Company pays no rent for the use of this mailing address. The Company does not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations described herein.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain Information as of January 1, 2001 regarding the beneficial ownership of the Company's common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) by each Director and executive officer of the Company and (iii) by all executive officers and Directors of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned.

                                        Number of        Percentage of
Name and Address                       Shares Owned      Shares Owned


Mark H. Rhynes                          9,500,000              100%
1522 W. Manchester Ave.
Los Angeles, CA 90047


All Directors  & Officers          	9,500,000              100%
as a group (1 person)

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

     The following table sets forth certain information concerning each of the Company's directors and executive officers:


Name                   Age            Position
----		       ---	      --------
Mark H. Rhynes         45             Chairman of the Board, President, Chief
                                      Executive Officer, Treasurer


Mark H. Rhynes has served as President, Chief Executive Officer, Treasurer and a Director of the Company since May 17, 2008. Mr. Rhynes is President and Director and may hold or held other positions in the following companies:
Herman, Alexis & Co., Inc. a FINRA member Investment banking firm. Mr. Rhynes is a majority shareholder (67 %) in Herman, Alexis & Co., Inc. Mr. Rhynes has held the position of Chairman, Chief Executive, and General Principle of Herman, Alexis & Co., Inc. since November 1998. Mr. Rhynes has held positions with the following companies:

   - URB Advisors LLC
   - Rhynes Tax Service
   - Globalex Microcap Fund, Inc.
   - Index Securities LLC
   - FINRA Arbitration Panel Member
   - Toffee Sensations, Inc.


CONFLICTS OF INTEREST

      Members of the Company's management is associated with other financial service firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in Mark H. Rhynes acting as officer and director of the Company. Insofar as the officer and director is engaged in other business activities, management anticipates it will devote only a minor amount of time to the Company's affairs.

     The officer and director of the Company is and may in the future become shareholder, officer or director of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individual acting on behalf of the Company or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individual in the performance of his duties or otherwise. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

     The officer and director is, so long as he is officer or director of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to the Company and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If the Company or the companies in which the officer and director is affiliated with both desire to take advantage of an opportunity, then said officer and director would abstain from negotiating and voting upon the opportunity. However, the officer and director may still take advantage of opportunities if the Company should decline to do so. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

     Mark H. Rhynes, President of the Company, may be compensated in form of cash and shares of common stock of the Company upon completion of an acquisition or merger. It is possible that such compensation may become a factor in negotiations and present conflict of interest. Mark H. Rhynes will use his best efforts to resolve equitably any conflicts that might result during negotiations for an acquisition or merger.

     There are no agreements or understandings for Mark H. Rhynes to resign at the request of another person and that Mark H. Rhynes is not acting on behalf of or will act at the direction of any other person except at the time of the acquisition or merger and at the request of the controlling persons of the acquisition or merger candidate. The Company expects that the controlling persons of the acquisition or merger candidate will ask all of the current Officers and Directors to resign at the time of the acquisition or merger because they will become controlling persons of the Company.

ITEM 6. EXECUTIVE COMPENSATION

     Mark H. Rhynes has agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the Company has no funds available to pay Mark H. Rhynes. Further, Mark H. Rhynes is not accruing any compensation pursuant to any agreement with the Company. On May 30,2008, the Company issued to Mark H. Rhynes 9,500,000 common shares of Totalsoft common stock as reimbursement of organization costs totaling $258 paid by Mark H. Rhynes.

     It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. The management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company.

      It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has insufficient cash available. The amount of such finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions. Mark H. Rhynes may receive a finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

     The Company may also compensate Mark H. Rhynes, President of the Company, between 100,000 to 200,000 shares of common stock of the Company for his services in connection with completion of an acquisition or merger. The Company does not intend to compensate any other officers and directors of the Company or consultants in connection with completion of an acquisition or merger.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       There   hasn't  been  any  related  party  transactions,  or  any  other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.


ITEM 8. LEGAL PROCEEDINGS.

     The Company is not a party to any legal proceedings.

ITEM 9. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is no public trading market for the Company's common stock. The Company plans to apply to have its common stock traded on the over-the-counter market and listed on the OTC Bulletin Board. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

     As of May 31, 2008, the number of holders of the Company's common stock was 1.

DIVIDEND POLICY

      The Company has not paid any cash dividends on its common stock and presently intends to continue a policy of retaining earnings, if any, for reinvestment in its business.

PENNY STOCK

     Until the Company's shares qualify for inclusion in the NASDAQ system, the trading of the Company's securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the securities offered.
     Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about
commissions   payable   to   both   the  broker-dealer   and   the   registered
representative,  current quotations for  the  securities  and  the  rights  and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

       The Financial Industry Regulatory Authority (the "FINRA"), which administers NASDAQ, has recently made changes in the criteria for continued NASDAQ eligibility. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets or $35,000,000 in market capitalization or $500,000 net income in the latest fiscal year or 2 or last 3 fiscal years, a $1,000,000 market value of its publicly-traded securities and 500,000 shares in public float. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share.

     Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate which will allow the Company's securities to be traded without the aforesaid limitations. However, there can be no assurances that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

ITEM 10. SALES OF UNREGISTERED SECURITIES

    As of May 31, 2008, the Company has not sold any stock to any investors. Of the 9,500,000 shares of the Company's common stock outstanding, 9,500,000 shares are restricted stock, subject to comply with the limitations of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

     The Company has obligations to ensure that any state laws are not violated through the sale and resale of its securities. Mark H. Rhynes, President of the Company, understands and agreed that the securities of the Company originally issued to him are unregistered and restricted securities and may not be sold, transferred or otherwise disposed of unless registered or qualified under applicable state securities laws or an exemption there from is available.

Under the rules of the office of small business policy of the SEC, specifically rule 144 and section 4(1), exemptions may not be available to the issuers, affiliates and transferees, the Company intends to register all of the shares currently issued and outstanding.

ITEM 11. DESCRIPTION OF SECURITIES

COMMON STOCK

     The Articles of Incorporation currently authorizes the Company to issue Ten Million (10,000,000) shares of Common Stock at no par value. Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held. As of May 31, 2008, there are 9,500,000 shares of common stock outstanding.

PREFERRED STOCK

      The Company is not authorized and does not have any plans to issue preferred stock.

     If the Board of Directors amends its articles and authorizes the issuance of shares of preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased by up to the authorized amount. Issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of other classes of preferred stock or holders of common stock. Also, preferred stock could have preferences over the common stock and other series of preferred stock with respect to dividends and liquidation rights.

     Upon liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and nonassessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefore.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of California, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR IABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.




                           TOTALSOFT ACQUISITON GROUP, INC
                            (A Development Stage Company)
                                     BALANCE SHEET

                                                                  AS OF
                                                                 MAY 31,
                                                                  2008
                                                                (AUDITED)
								---------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                   $	-
								---------
  Total current assets                                                  -
								---------
TOTAL ASSETS                                                    $       -
								=========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Accounts payable                                            $       -
  Total current liabilities                                             -

      TOTAL LIABILITIES                                                 -
								---------
STOCKHOLDER'S EQUITY:
Common stock, no par value; 10,000,000 shares
authorized; 9,500,000 shares issued and outstanding                   258

Deficit accumulated during development stage                 	     (258)

  TOTAL STOCKHOLDER'S EQUITY                                            -
								---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                      $       -
								=========



   The accompanying notes are an integral part of these financial statements



                       TOTALSOFT ACQUISITON GROUP, INC
                        (A Development Stage Company)
                           STATEMENT OF OPERATIONS

                                                          Inception
                                                       (May 17, 2008)
                                                             to
                                                        May 31, 2008
                                                          (Audited)
							------------

REVENUES                                          	$          -

OPERATING EXPENSES:
    General and administrative  expenses                         258
							------------
LOSS FROM OPERATIONS                                            (258)

NET LOSS                                                $       (258)
							============
  BASIC NET LOSS PER SHARE                           	$      (0.00)
							============
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC         9,500,000
							============


   The accompanying notes are an integral part of these financial statements





			 	  TOTALSOFT ACQUISITON GROUP, INC
			  	   (A Development Stage Company)
				STATEMENTS OF STOCKHOLDER'S EQUITY
            			    	    (AUDITED)

                                                                   	Accumulated
                                                                        Deficit
                                                        Additional      During
                                     Common Stock       Paid-In 	Development
                                  Shares      Amount    Capital       	Stage 		Total
				  ---------   ------	----------	-----------	-----

Balance at May 17, 2008                   -   $    -    $	 -      $         -     $   -
(Inception)

Issuance of common stock
For stockholder reimbursement     9,500,000      258             -           	  -   	  258

Net loss                                                               	       (258)     (258)
				  ---------   ------	----------	-----------	-----
Balance, March 31, 2008       	  9,500,000   $  258    $        -   	$      (258)    $   -
				  =========   ======	==========	===========	=====


   The accompanying notes are an integral part of these financial statements



			TOTALSOFT ACQUISITON GROUP, INC
 			 (A Development Stage Company)
    			    STATEMENT OF CASH FLOWS


                                                          Inception
                                                        (May 17, 2008
							      to
                                                         May 31, 2008
                                                           (Audited)
							-------------


Cash Flows From Operating Activities
     Net loss                                   	$        (258)
     Adjustment to reconcile net loss to net cash
      Used in operation activities:
    Stock issued to officer for reimbursement			  258
							-------------
     Net cash used in operating activities                          -


     Net increase (decrease) in cash                                -
							-------------
     Cash, beginning of period                                      -
							-------------
     Cash, end of period                         	$           -
							-------------


   The accompanying notes are an integral part of these financial statements



                       TOTALSOFT ACQUISITION GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2008
                                   (Audited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

TOTALSOFT ACQUISITION GROUP, INC. (the "Company"), was incorporated on May 17, 2008 in the State of California, to engage in any lawful corporate undertaking, including, but not limited to, selected Mergers and Acquisitions. Pursuant to the Articles of Incorporation, the Company is authorized to issue 10,000,000 shares of common stock at no par value. Each holder of the common stock shall be entitled to one vote for each share of common stock held. As of May 31, 2008, there are 9,500,000 shares of common stock outstanding.

DEVELOPMENT STAGE COMPANY

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises". A development stage enterprise is one in which planned principal operations have not commenced; or if its operations have commenced, there have been no significant revenues derived there from.

DEFINITION OF FISCAL YEAR

The Company's fiscal year end is December 31.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and other highly liquid debt instruments with an original maturity of three months or less.

NET LOSS PER SHARE

Net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. For the period presented, the Company has sustained a loss, which would make use of equivalent shares antidilutive and, as such, the calculation has not been included.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       TOTALSOFT ACQUISITION GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2008
                                   (Audited)

NOTE 2. STOCKHOLDER'S EQUITY

Total number of shares authorized at inception was 10,000,000 shares. In May 2008, the Company issued 9,500,000 shares of common stock with no par value in exchange for the organization costs paid by the shareholder totaling $258.

NOTE 3. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - An interpretation of FASB Statement No. 60". SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise's risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment to FASB Statement No. 133". SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations". This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control.

                       TOTALSOFT ACQUISITION GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 2008
                                   (Audited)

NOTE 3. RECENT ACCOUNTING PRONOUNCEMENTS - (continued)

SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements Liabilities -an Amendment of ARB No. 51". This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

NOTE 4. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. As discussed in Note 1, the Company is in the development stage and the realization of its assets is dependent upon its ability to meet its future financial requirements, and the success of its future operations.

Since inception (May 17, 2008) through May 31, 2008, the Company had an accumulated deficit of ($258). These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Management  plans  include  obtaining  additional   equity  financing  and  the
acquisition of a suitable business venture to provide the opportunity for the Company to continue as a going concern.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company has not changed accountants since its formation and there are no disagreements with the findings of said accountants.


ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) The following financial statements of the Company are filed as part of this
Report:

        Financial Statements

        (1) Balance Sheet as of May 31,2008

        (2) Statement of Operations
            From period from Inception (May 17, 2008) to May 31, 2008

        (4) Statement of Stockholder's Equity
            From Inception (May 17, 2008) to May 31, 2008

        (5) Statement of Cash Flows
            From Inception (May 17, 2008) to May 31, 2008

        (6) Notes to Financial Statements
            May 31, 2008

(b)  Exhibits:

               (1)     Articles of Incorporation
               (2)     Action by Written Consent of the Incorporator
               (3)     Unanimous Written Consent
               (4)     Bylaws
               (5)     Consent of Independent Certified Public Accountant
               (6)     31.1 Certification
                       32.1 Certification


SIGNATURES

        In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TOTALSOFT ACQUISITION GROUP, INC.



Date: June 30, 2008      By: /s/ Mark H. Rhynes
                            __________________________________
                            Mark H. Rhynes
                            President, Chief Executive Officer
                            Treasurer and Director